EXHIBIT 4.1

COMMON STOCK		COMMON STOCK

NUMBER	OREGON GOLD, INC.	NUMBER OF SHARES

_________________		___________________

INCORPORATED UNDER THE LAWS OF THE STATE OF OREGON

Authorized Common Stock, 100,000,000 $.001 Par Value

685867 103 CUSIP#

THIS CERTIFIES THAT

Is the recordholder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF

OREGON GOLD, INC.

Hereinafter designated the “Corporation”, transferable on the books of the Corporation upon surrender of this certificate properly endorsed or assigned.  This certificate and the shares represented hereby are subject to the laws of the State of Oregon, and to the Articles of Incorporation and Bylaws of the Corporation, as now and or hereafter amended.  This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

A statement of the rights, preferences, privileges and restrictions of each class of stock or series thereof may be obtained upon request without charge, from the Corporation at its principal executive office.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Secretary

President